                                            Document is copied.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________


                                   FORM 8-K

                               _________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934

                                 May 11, 2001
                                Date of Report



                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


        Virginia                        333-77229               52-2140299
----------------------------      ---------------------     -------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
    of incorporation)                                       Identification No.)

                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                   (Address of principal executive offices)



                                (877) 888-7348
             (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

================================================================================

ITEM 2. On May 11, 2001, we purchased Pahrump Valley Junction Shopping Center located in Pahrump, Nevada. At the time of purchase, the shopping center was anchored by Albertsons and Sav-on Drugs and approximately 98.5% occupied with numerous other national tenants, including CellularOne, Mailboxes Etc., and Hollywood Video, as well as various local tenants. The Shopping Center contains approximately 106,000 rentable square feet and sixteen leasable units with approximately 75% of the leases expiring during the next five years.

The total purchase price of $17,150,000 included: (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7 1/4% and maturing in 2009; and (ii) a cash payment of approximately $4,715,000. In assessing the Property, the material factors we considered included, but were not necessarily limited to sources of revenues (including competition in the local rental market, comparative rents, occupancy rates) and expenses (including utility rates, tax rates, maintenance expenses and capital improvements anticipated).

The property is the principal shopping center in the city of Pahrump with an occupancy rate of 98.5%. The Property's average annual rent per square foot was $15.93 during 2000 which approximate the local rental market rates.

The real estate tax rate for the year ended December 31, 2000 was approximately 3.3%. We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

Pahrump, Nevada is one of the fastest growing rural towns in the United States. It has a population of approximately 29,000 and is growing by approximately 4,000 new residents each year, many of them are second home owners and retirees. Pahrump has experienced the highest influx of retirees in the nation over the past nine years. Escaping from the higher taxes and colder climates in California, retirees choose Pahrump where they can get more for their money. Low taxes and affordable housing are major draws to Pahrump since the State of Nevada has no income tax. Property taxes average approximately 1% of the sales price and local sales taxes average approximately 6.75%. The average home price is approximately $88,000.

After reasonable inquiry, we are not aware of any material factors relating to the Pahrump Valley Junction Shopping Center, other than those discussed above, that would cause the reported financial information in this filing not to be necessarily indicative of future operating results.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                         Index to Financial Statements


Pahrump Valley Junction Shopping Center:



Independent Auditors' Report....................................  2

Historical Statements of Revenues and Direct Operating Expenses
  For the Year Ended December 31, 2000
  And for the Unaudited Three-Month Periods
  Ended March 31, 2001 and 2000.................................  3

Notes to Historical Statements of Revenues
  And Direct Operating Expenses
  For the Year Ended December 31, 2000
  And for the Unaudited Three-Month Periods
  Ended March 31, 2001 and 2000.................................  3

T REIT, Inc.:

Unaudited Pro Forma Condensed Combined Consolidated Balance
  Sheet as of December 31, 2000.................................  5

Unaudited Pro Forma Condensed Combined Statements of Operations
  for the Three Months Ended March 31, 2001 and for the Year
  Ended December 31, 2000.......................................  6

Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements For the Three Months Ended March 31, 2001 and For
  The Year Ended December 31, 2000..............................  7

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 T REIT, INC.


Date:  May 24, 2001        By:   /s/ Anthony W. Thompson
                                     -----------------------
                                     Anthony W. Thompson
                                     President and Chief Executive Officer

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of T REIT, Inc.:

We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of Pahrump Valley Junction Shopping Center (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the December 31, 2000 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying historical statements of revenues and direct operating expenses for the three-month periods ended March 31, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

/s/ Squar, Milner, Reehl & Williamson, LLP

April 6, 2001
Newport Beach, California

                   PAHRUMP VALLEY JUNCTION SHOPPING CENTER
                      HISTORICAL STATEMENTS OF REVENUES
                        AND DIRECT OPERATING EXPENSES
                     For the Year Ended December 31, 2000
   And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000

                                                For the Three Months Ended     For the Year
                                                   March 31 (unaudited)           Ended
                                             ------------------------------
                                                                               December 31,
                                                   2001            2000            2000
                                             --------------    ------------    ------------
REVENUES
 Rental income, net                             $ 464,121       $ 463,105       $ 1,852,253
 Expense reimbursements                            56,093          51,474           195,829
                                             ------------      ----------      ------------

                                                  520,214         514,579         2,048,082
DIRECT OPERATING EXPENSES
 Utilities                                          7,259           7,800            32,004
 Insurance                                          5,302           5,231            20,924
 Property taxes and assessments                    19,563          19,563            78,253
 Repair and maintenance                            12,461          14,200            65,464
 General and administrative                            --              --             1,132
                                             ------------      ----------      ------------
  Total direct operating expenses                  44,585          46,794           197,777
                                             ------------      ----------      ------------


EXCESS OF REVENUES OVER DIRECT                  $ 475,629       $ 467,785       $ 1,850,305
  OPERATING EXPENSES                         ============      ==========      ============

NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses relate to Pahrump Valley Junction Shopping Center (the "Property"), which was acquired by T REIT, Inc. on May 11, 2001 from an unaffiliated third party. The Property is located in Pahrump, Nevada.

Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains approximately 106,000 of net rentable square feet and has sixteen leaseable units. As of December 31, 2000, Albertsons occupied 59% of the total square footage and its annual rental income of approximately $1,128,000 represented approximately 61% of the Property's annual rental income. Sav-On Drug occupied approximately 16% of the total square footage and its annual rental income of approximately $277,000 represented approximately 15% of the property's annual rental income.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited three-month periods ended March 31, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited three-month period ended March 31, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

NOTE 2 - Future Minimum Rental Income

Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31:

                    Year                   Rent
                    -----------        ------------
                    2001               $ 1,843,979
                    2002               $ 1,807,040
                    2003               $ 1,736,203
                    2004               $ 1,622,670
                    2005               $ 1,583,916
                    Thereafter         $24,731,611


NOTE 3 - Contingent Rent

Pursuant to Ports of Subs and Round Table Pizza lease agreements, both tenants are to pay monthly percentage rental in the amount of 5.5% and 6% of tenant's gross sales in excess of guaranteed minimum monthly rental, respectively. Gross sales include receipts from sales, services and rentals made in, upon or from the premises. The agreements also provide for that the tenants shall keep complete and proper books and records for the landlord to examine at any and all times. No percentage rental was received during 2000.

                                 T REIT, Inc.
          Unaudited Pro Forma Condensed Combined Financial Statements
                     March 31, 2001 And December 31, 2000

On May 11, 2001, T REIT, Inc. (the "Company") acquired Pahrump Valley Junction Shopping Center (the "Property") for a purchase price of $17,150,000.

The following unaudited pro forma condensed combined financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been acquired by the Company as of the date set forth below. The pro forma financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and the Property, including the notes thereto, incorporated herein by reference or included herein. The Company's historical financial statements incorporated herein by reference are (a) the audited balance sheet as of December 31, 2000 included in the related Form 10-K filed on April 2, 2001, and (b) the unaudited March 31, 2001 financial statements included in the related Form 10-Q filed on May 14, 2001. The financial statements referred to above have been previously filed with the Securities and Exchange Commission ("SEC").

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition of the Property as if the purchase occurred on December 31, 2000.

The accompanying unaudited pro forma condensed combined statement of income for the three months ended March 31, 2001 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2001.

The accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2000 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2000.

The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

                                 T REIT, INC.
       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                               December 31, 2000

                                                                       HISTORICAL        PRO FORMA             PRO FORMA
                                                                      T REIT, INC.      ADJUSTMENTS            COMBINED
                                                                      ------------      -----------           -----------
Assets
Real estate operating properties
        Land                                                           $ 4,763,737      $ 4,287,500     (A)   $ 9,051,237
        Buildings and improvements                                      15,010,455       12,862,500     (A)    27,872,955
                                                                       -----------      -----------           -----------
                                                                        19,774,192       17,150,000            36,924,192
        Less accumulated depreciation and amortization                     (38,373)               -               (38,373)
                                                                       -----------      -----------           -----------
                                                                        19,735,819       17,150,000            36,885,819

Cash and cash equivalents                                                  248,077       (4,391,760)    (A)    (4,143,683)
Restricted Cash                                                            211,000                -               211,000
Real estate deposits                                                       323,240         (323,240)    (A)             -
Accounts Receivable                                                        103,469                -               103,469
Note receivable from related party                                         950,000                -               950,000
                                                                       -----------      -----------           -----------
                                                                       $21,571,605      $12,435,000           $34,006,605
                                                                       ===========      ===========           ===========
Liabilities and Shareholders' Equity

Accounts Payable and Accrued Liabilities                               $ 1,093,228      $         -           $ 1,093,228
Security deposits and prepaid rent                                          95,393                -                95,393
Common stock subscription deposit                                          211,000                -               211,000
Notes Payable                                                           15,078,808       12,435,000     (A)    27,513,808
                                                                       -----------      -----------           -----------
                                                                        16,478,429       12,435,000            28,913,429
Shareholders' Equity:
        Common stock, $.01 par value; 10,000,000 shares
        authorized; 664,271 shares issued and outstanding
        at December 31, 2000                                                 6,643                -                 6,643
Additional paid-in capital                                               5,187,315                -             5,187,315
Accumulated deficit                                                       (100,782)               -              (100,782)
                                                                       -----------      -----------           -----------
                                                                         5,093,176                -             5,093,176
                                                                       -----------      -----------           -----------
                                                                       $21,571,605      $12,435,000           $34,006,605
                                                                       ===========      ===========           ===========

                                                      See accompanying notes

                                 T REIT, INC.
        Unaudited Pro Forma Condensed Combined Statement of Operations
                   For the Three Months Ended March 31, 2001

                                     HISTORICAL
                               ----------------------
                                            Pahrump
                                T REIT,     Shopping       Pro Forma        Pro Forma
                                  Inc.       Center       Adjustments        Combined
                               ---------   ----------     -----------       ----------
Revenues

Rental Income                  $ 622,340   $  520,214     $         -       $1,142,554

Interest Income                   40,144            -         (10,000) (B)      30,144
                               ---------   ----------     -----------       ----------
                                 662,484      520,214         (10,000)       1,172,698
Expenses

Rental Expenses                  189,125       44,585         122,379  (C)     356,089

General & Administrative          19,493            -               -           19,493

Interest                         374,256            -         225,384  (D)     599,640

Management Fees                        -            -          26,011  (E)      26,011

Depreciation and Amortization     96,649            -          80,392  (F)     177,041
                               ---------   ----------     -----------       ----------
                                 679,523       44,585         454,166        1,178,274
                               ---------   ----------     -----------       ----------
Net (loss) income              $ (17,039)  $  475,629     $  (464,166)      $   (5,576)
                               =========   ==========     ===========       ==========

                            See accompanying notes

                                 T REIT, INC.
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For The Year Ended December 31, 2000


                                      Historical
                                ----------------------
                                             Pahrump
                                 T REIT,     Shopping      Pro Forma       Pro Forma
                                   Inc.       Center      Adjustments       Combined
                                ---------   ----------   -------------     ----------
Revenues

Rental Income                   $ 250,111   $2,048,082   $         -       $2,298,193

Interest Income                    48,510            -       (40,000) (B)       8,510
                                ---------   ----------   -----------       ----------
                                  298,621    2,048,082       (40,000)       2,306,703
Expenses

Rental Expenses                    60,638       44,585       489,515  (C)     594,738

General and Administrative        102,300            -             -          102,300

Organizational                     29,888            -             -           29,888

Interest                          168,204            -       901,538  (D)   1,069,742

Management Fees                         -            -       102,404  (E)     102,404

Depreciation and Amortization      38,373            -       321,563  (F)     359,936
                                ---------   ----------   -----------       ----------
                                  399,403       44,585     1,815,020        2,259,008
                                ---------   ----------   -----------       ----------
Net (loss) income               $(100,782)  $2,003,497   $(1,855,020)      $   47,695
                                =========   ==========   ===========       ==========

                            See accompanying notes

                                 T REIT, Inc.
          Unaudited Pro Forma Condensed Combined Financial Statements
                     March 31, 2001 and December 31, 2000

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition of the Property as if the purchase had occurred on December 31, 2000. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2001 and for the year ended December 31, 2000, give effect to the acquisition of the property as if the purchase had occurred on January 1, 2001 and January 1, 2000, respectively.

The unaudited pro forma condensed financial statements have been adjusted as discussed in the notes below:

(A) - The Company purchased the Property for $17,150,000, consisting of $12,435,000 and $4,715,000 of debt and cash, respectively. The adjustment reflects the allocation of the purchase price between land and buildings as well as the reduction in cash and increase of debt.

(B) - The Company purchased the Property for $17,150,000, consisting of $12,435,000 and $4,715,000 of debt and cash, respectively. The adjustment reflects the decrease in interest income resulting from the use of cash.

(C) - Reflects the interest expense at 7.25% on the $12,435,000 of debt incurred by the Company to purchase the Property.

(D) - Reflects the estimated increase in property taxes resulting from a reassessment of property value on the acquisition date.

(E) - Reflects the management fees to be paid by the Company to an affiliate of the Company at a rate of 5% of rental revenue.

(F) - Depreciation on the building on a straight line basis over the estimated useful life of 40 years based on preliminary purchase price allocation.